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                                                                    EXHIBIT 4.10

                              FOURTH AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT
                             AND FIRST AMENDMENT TO
                    AMENDED AND RESTATED SECURITY AGREEMENT


         THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND FIRST AMENDMENT TO AMENDED AND RESTATED SECURITY AGREEMENT (this "Amendment") is entered into as of October 26, 1999 among IPC, INC., a Delaware corporation (the "Borrower"), IVEX PACKAGING CORPORATION, a Delaware corporation ("Holdings"), each of the Borrower's Domestic Subsidiaries (the Borrower's Domestic Subsidiaries, together with Holdings, individually a "Guarantor" and collectively the "Guarantors"), the Lenders party to the Credit Agreement defined below (the "Lenders"), BANK OF AMERICA, N.A. (formerly NationsBank, N.A.), as Administrative Agent (the "Administrative Agent") for the Lenders and BANKERS TRUST COMPANY, as Documentation Agent (the "Documentation Agent") for the Lenders (the Documentation Agent, together with the Administrative Agent, collectively the "Agents"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

                                    RECITALS

         WHEREAS, the Borrower, the Guarantors, the Agents and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of October 2, 1997 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of October 10, 1997, by that certain Second Amendment to Amended and Restated Credit Agreement dated as of April 3, 1998, by that certain Third Amendment to Amended and Restated Credit Agreement, Consent and Waiver dated as of August 19, 1998 and as may be further amended, modified, supplemented, extended or restated from time to time, the "Credit Agreement");

         WHEREAS, the Borrower, the Guarantors, the Documentation Agent and Bank of America, N.A. (formerly NationsBank, N.A.), as Collateral Agent (in such capacity, the "Collateral Agent") are parties to that certain Amended and Restated Security Agreement, dated as of October 2, 1997 (as may be amended, modified, supplemented or restated from time to time, the "Security Agreement");

         WHEREAS, the Borrower wishes to amend and modify certain terms of the Credit Agreement and the Security Agreement as more fully set forth below and is requesting that the Required Lenders consent to such amendments and modifications; and

         WHEREAS, the Agents and the Required Lenders have agreed to amend certain terms of the Credit Agreement and the Security Agreement on the terms, and subject to the conditions, more fully set forth below.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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                                     Part I
                         Amendments to Credit Agreement.

         1.1.     Definitions.

                  (a)      Applicable Percentage.

                           (i) The pricing table set forth in the definition of
                  "Applicable Percentage" set forth in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

-----------------------------------------------------------------------------------------------------------------------------------
                             Applicable        Applicable
                           Percentage For    Percentage For                                        Applicable        Applicable
Pricing                      Eurodollar     Base Rate Loans     Applicable        Applicable     Percentage for    Percentage for
 Level        Leverage      Loans that are       that are      Percentage for    Percentage For     Eurodollar     Base Rate Loans
               Ratio      Revolving Loans   Revolving Loans      Letter of     Commitment Fees   Loans that are       that are
                            or Tranche A      or Tranche A      Credit Fees                      Tranche B Term    Tranche B Term
                             Term Loans        Term Loans                                             Loans            Loans
-----------------------------------------------------------------------------------------------------------------------------------
  I         <=3.0 to 1.0       1.250%            0.250%           1.250%           0.1875%            1.75%            0.750%
-----------------------------------------------------------------------------------------------------------------------------------

  II        <=3.50 to 1.0      1.375%            0.375%           1.375%           0.2500%            1.75%            0.750%
             but > 3.0
              to 1.0
-----------------------------------------------------------------------------------------------------------------------------------

  III       <=4.0 to 1.0       1.500%            0.500%           1.500%           0.3125%            2.00%            1.00%
            but > 3.50
              to 1.0
-----------------------------------------------------------------------------------------------------------------------------------

  IV        > 4.0 to 1.0       1.625%            0.625%           1.625%           0.3750%            2.00%            1.00%
-----------------------------------------------------------------------------------------------------------------------------------

                           (ii) The first sentence following the pricing table
                  set forth in the definition of "Applicable Percentage" set forth in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                                    The Applicable Percentage for Base Rate
                           Loans, Eurodollar Loans, the Letter of Credit Fees and the Commitment Fees shall, in each case, be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(d); provided that the Applicable Percentage for Base Rate Loans, Eurodollar Loans, the Letter of Credit Fees and the Commitment Fees from October 26, 1999 until the Calculation Date occurring immediately after September 30, 1999 shall be based on Pricing Level IV and, thereafter, the Pricing Level shall be determined by the then current Leverage Ratio; and provided further that if the Borrower fails to

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                           provide the officer's certificate required by
                           Section 7.1(d) on or before the most recent
                           Calculation Date, the Applicable Percentage for Base Rate Loans, Eurodollar Loans, the Letter of Credit Fees and the Commitment Fees from such Calculation Date shall be based on Pricing Level IV until such time that an appropriate officer's certificate is provided whereupon the Pricing Level shall be determined by the then current Leverage Ratio.

                  (b) EBITDA. The definition of "EBITDA" is amended and restated
             in its entirety to read as follows:

                           "EBITDA" means, for any period, with respect to
                  Holdings and its Subsidiaries on a consolidated basis, the sum of (a) Net Income for such period plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income taxes for such period,
                  (iii) all depreciation, amortization and other non-cash charges for such period, all as determined in accordance with GAAP, (iv) the net loss on the sale or disposition of any real property, and (v) all extraordinary losses, all as determined in accordance with GAAP, less (c) an amount which, in the determination of Net Income for such period has been added for
                  (i) the net gain on the sale or disposition of any real property and (ii) all extraordinary gains, all as determined in accordance with GAAP, plus (d) the charges equal to the amount of all transaction costs incurred by Holdings and its Subsidiaries in connection with (A) the initial public offering of the common stock of Holdings, (B) this Credit Agreement, (C) the redemption by Holdings of the Holdings Debentures and (D) the payment by the Borrower of the Subordinated Notes, plus (e) up to $5,000,0000 of restructuring charges incurred between October 26, 1999 and December 31, 2000 and associated with plant closures, severance expenses incurred in connection with such plant closures and other corporate restructuring expenses.

         1.2. Leverage Ratio. Clauses (iv) and (v) of Section 7.2(a) of the Credit Agreement are amended and restated in their entirety and new clauses (vi) and (vii) are added to such Section 7.2(a), each to read as follows:

                           (iv) From October 1, 1999 to and including September 30, 2000, 4.25 to 1.0;

                           (v) From October 1, 2000 to and including September 30, 2001, 4.00 to 1.0;

                           (vi) From October 1, 2001 to and including September 30, 2002, 3.75 to 1.0; and

                           (vii)    From October 1, 2002 and thereafter,
                   3.25 to 1.0.

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         1.3. Indebtedness. Section 8.1 of the Credit Agreement is amended to delete the word "and" at the end of clause (j) thereof, to add the word "; and" to the end of clause (k) thereof and to add a new clause (l) thereto to read as follows:

              (l) Indebtedness incurred by one or more Credit Parties, in the form of a Guaranty Obligation, with respect to Indebtedness permitted by Section 8.1(j).


                                     Part II
                        Amendments to Security Agreement

         2.1.     Grant of Security Interest in Collateral.   Section 2 of the
Security Agreement is amended as follows:

                  (a) Clause (f) thereof is amended to delete the word "securities," set forth therein; and

                  (b) clause (i) of the final paragraph of such Section 2 is amended and restated in its entirety to read as follows:

                           (i) the Collateral shall exclude (A) the Newton
                  Property until such time as any Obligor shall obtain a fee interest in the Newton Property, (B) any shares of capital stock or equity interests which constitute Margin Stock owned by any Obligor and (C) any of the Pledged Collateral (as defined in the Pledge Agreement) and

                                    Part III
                                     Consent

         3.1 Consent to Delivery of Stock Certificates. The Lenders party hereto agree to accept the delivery of the certificates representing the shares of stock identified on the updated Schedule 6.15 to the Credit Agreement and
Schedule 2(a) to the Pledge Agreement within sixty (60) days after the date hereof and hereby waive the Credit Parties' obligation to have delivered such certificates on or prior to the date hereof.


                                     Part IV
                              Conditions Precedent

         4.1. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions:

                  (a) The Administrative Agent shall have received copies of this Amendment duly executed by the Credit Parties and the Required Lenders.

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                  (b) The Administrative Agent shall have received copies of resolutions of the Board of Directors of each Credit Party approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery hereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in full force and effect as of the date hereof.

                  (c) The Administrative Agent shall have received a certificate of good standing, existence or their equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of such Credit Party's formation.

                  (d) The Administrative Agent shall have received an opinion from counsel to the Credit Parties, in form and substance satisfactory to the Administrative Agent, addressed to the Administrative Agent on behalf of the Lenders and dated as of the date hereof.

                  (e) Each Lender who executes and delivers this Amendment on or before 12:00 p.m. Central Standard Time on October 26, 1999 (provided that this Amendment is approved by the Required Lenders and by the Credit Parties) shall have received an amendment fee in an amount equal to .15% of its total Commitment under the Credit Agreement.

                  (f) Pursuant to Section 7.17 of the Credit Agreement, the Administrative Agent shall have received an updated Schedule 6.15 and
         Schedule 6.22 to the Credit Agreement and an updated Schedule 2(a) to the Pledge Agreement current to the date hereof.

                  (g) The Administrative Agent shall have received such other documents and information as it deems reasonably necessary.


                                     Part V
                                  Miscellaneous

5.1.     Miscellaneous.

                  (a) The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment and the term "Security Agreement" as used in each of the Credit Documents shall hereafter mean the Security Agreement as amended by this Amendment. Except as herein specifically agreed, the Credit Agreement and the Security Agreement, and the obligations of the Credit Parties thereunder and under the other Credit Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

                  (b) Each of the Borrower, the Guarantors, the Agents and the Lenders party

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         hereto represents and warrants as follows:

                           (i) It has taken all necessary action to authorize
                  the execution, delivery and performance of this Amendment.

                           (ii) This Amendment has been duly executed and
                  delivered by such party and constitutes such party's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                           (iii) No consent, approval, authorization or order
                  of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such party of this Amendment.

                  (c) Each Credit Party represents and warrants to the Lenders that (i) the representations and warranties of the Credit Parties set forth in each of Section 6 of the Credit Agreement and Section 5 of the Security Agreement are true and correct as of the date hereof, except those representations and warranties that expressly relate to a specific prior date (ii) no Default or an Event of Default has occurred or is continuing and (iii) it has no claims, counterclaims, offsets, credits or defenses to its obligations under the Credit Documents or to the extent it has any they are hereby released in consideration of the Required Lenders entering into this Amendment.

                  (d) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

                  (e) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                       [Rest of page intentionally left blank]

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         Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                           IPC, INC.
                                    a Delaware corporation

                                    By:
                                    Name:  Richard R. Cote
                                    Title:  Vice President and Treasurer


GUARANTORS:                         IVEX PACKAGING CORPORATION
                                    a Delaware corporation

                                    IVEX PAPER MILL CORPORATION
                                    a Delaware corporation

                                    IPMC HOLDING CORPORATION
                                    a Delaware corporation

                                    IPMC, INC.
                                    a Delaware corporation

                                    VALLEY EXPRESS LINES, INC.
                                    a Delaware corporation

                                    KAMA OF ILLINOIS CORPORATION
                                    a Delaware corporation

                                    PACKAGING PRODUCTS, INC.
                                    a Delaware corporation

                                    CFI INDUSTRIES, INC.
                                    a Delaware corporation

                                    CFI RECYCLING, INC.
                                    a Delaware corporation

                                    PLASTOFILM INDUSTRIES, INC.
                                    a Delaware corporation

                                    TRIO PRODUCTS, INC.
                                    a Delaware corporation

                                    CRYSTAL THERMOPLASTICS, INC.
                                    a Rhode Island corporation

                                   ULTRA PAC, INC.
                                   a Minnesota corporation

                                   BLEYER ACQUISITION, INC.
                                   a Delaware corporation

                                   PACTUCO ACQUISITION, INC.,
                                   a Delaware corporation

                                   By:
                                   Name:  Richard R. Cote
                                   Title:  Vice President and Treasurer
                                           of each of the above named Guarantors

    Signature Page to Fourth Amendment to Amended and Restated Credit Agreement


LENDERS:
                          BANK OF AMERICA, N.A.
                          (FORMERLY NATIONSBANK, N.A.),
                          individually in its capacity as a
                          Lender and in its capacity as Administrative Agent and Collateral Agent

                          By:
                          Name:
                          Title:


                          BANKERS TRUST COMPANY,
                          individually in its capacity as a Lender and in its capacity as Documentation Agent

                          By:
                          Name:
                          Title:



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     Signature Page to Fourth Amendment to Amended and Restated Credit Agreement


                                     SOCIETE GENERALE, SOUTHWEST AGENCY

                                     By:
                                     Name:
                                     Title:




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    Signature Page to Fourth Amendment to Amended and Restated Credit Agreement




                                     ABN AMRO BANK N.V.

                                     By:
                                     Name:
                                     Title:


                                     By:
                                     Name:
                                     Title:




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    Signature Page to Fourth Amendment to Amended and Restated Credit Agreement




                                     U.S. BANK NATIONAL ASSOCIATION
                                     D/B/A AND F/K/A FIRST BANK NATIONAL
                                     ASSOCIATION


                                     By:
                                     Name:
                                     Title:



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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement


                                     GENERAL ELECTRIC
                                     CAPITAL CORPORATION


                                     By:
                                     Name:
                                     Title:



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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement



                                     BANK OF MONTREAL


                                     By:
                                     Name:
                                     Title:



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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement



                                     BHF (USA) CAPITAL CORPORATION


                                     By:
                                     Name:
                                     Title:



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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement


                                     FIRST UNION NATIONAL BANK


                                     By:
                                     Name:
                                     Title:




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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement



                                     CIBC, INC.


                                     By:
                                     Name:
                                     Title:


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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement


                                     CREDIT LYONNAIS CHICAGO BRANCH


                                     By:
                                     Name:
                                     Title:



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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement


                                     BANQUE PARIBAS


                                     By:
                                     Name:
                                     Title:


                                     By:
                                     Name:
                                     Title:




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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement




                                     IMPERIAL BANK, A CALIFORNIA BANKING
                                     CORPORATION


                                     By:
                                     Name:
                                     Title:






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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement


                                     THE BANK OF NEW YORK


                                     By:
                                     Name:
                                     Title:




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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement



                                     DLJ CAPITAL FUNDING, INC.


                                     By:
                                     Name:
                                     Title:



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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement



                                     DRESDNER BANK AG NEW YORK AND
                                     GRAND CAYMAN BRANCHES


                                     By:
                                     Name:
                                     Title:


                                     By:
                                     Name:
                                     Title:




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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement



                                     BANK ONE, NA (MAIN OFFICE CHICAGO)


                                     By:
                                     Name:
                                     Title:



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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement



                                     THE FUJI BANK, LIMITED


                                     By:
                                     Name:
                                     Title:




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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement



                                     MERITA BANK LTD


                                     By:
                                     Name:
                                     Title:



                                     By:
                                     Name:
                                     Title:



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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement



                                     THE MITSUBISHI TRUST & BANKING
                                     CORPORATION CHICAGO BRANCH


                                     By:
                                     Name:
                                     Title:



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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement



                              VAN KAMPEN CLO I, LIMITED
                              By: Van Kampen American Capital Management Inc., as Collateral Manager


                              By:
                              Name:
                              Title:



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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement




                                     THE SUMITOMO BANK, LTD.


                                     By:
                                     Name:
                                     Title:



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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement



                                 BALANCED HIGH-YIELD FUND I, LTD.
                                 By: BHF-Bank Aktiensgesellschaft acting through
                                     its New York Branch, as attorney in fact


                                 By:
                                 Name:
                                 Title:



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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement



                                     ALLSTATE INSURANCE COMPANY


                                     By:
                                     Name:

                                     By: _________________________________
                                     Name: _______________________________
                                     Its Authorized Signatories


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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement



                                     KZH-SOLEIL CORPORATION


                                     By:
                                     Name:
                                     Title:


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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement




                                     VAN KAMPEN AMERICAN CAPITAL
                                     PRIME RATE INCOME TRUST


                                     By:
                                     Name:
                                     Title:


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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement




                                     MERRILL LYNCH SENIOR FLOATING RATE
                                     FUND, INC.



                                     By:
                                     Name:
                                     Title:


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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement




                                     SENIOR DEBT PORTFOLIO
                                     By:  Boston Management and Research,
                                          as Investment Advisor


                                     By:
                                     Name:
                                     Title:



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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement




                                     MERRILL LYNCH PRIME RATE PORTFOLIO
                                     By:  Merrill Lynch Asset Management, L.P.,
                                          as Investment Advisor


                                     By:
                                     Name:
                                     Title:



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  Signature Page to Fourth Amendment to Amended and Restated Credit Agreement




                                     PARIBAS CAPITAL FUNDING, LLC



                                     By:
                                     Name:
                                     Title: